Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 30, 2026, with respect to the consolidated financial statements of Haoxi Health Technology Limited (the “Company”) included in the Company’s Annual Report on Form 20-F for the year ended June 30, 2026.

We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ HCL, PLLC

HCL,PLLC
Chicago, IL
November 12, 2026